AGREEMENT OF MERGER
                                      AMONG
                                METRO-TEL CORP.,
                          METRO-TEL ACQUISITION CORP.,
                             STEINER-ATLANTIC CORP.,
                               WILLIAM STEINER and
                               MICHAEL S. STEINER







                            Dated as of July 1, 1998

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                                TABLE OF CONTENTS

                                                                        Page

INTRODUCTION...............................................................1

RECITALS...................................................................1

ARTICLE 1: THE MERGER......................................................1

1.1      Merger............................................................1
1.2      Continuing Corporate Existence....................................1
1.3      Effective Date....................................................2
1.4      Corporate Government..............................................2
1.5      Rights And Liabilities of The Surviving Corporation...............2
1.6      Closing...........................................................3
1.7      Tax Consequences..................................................3

ARTICLE 2: CONVERSION OF SHARES; TREATMENT OF OPTIONS......................3

2.1      Conversion of Shares..............................................3
2.2      Additional Shares to be Issued....................................4
2.3      Fractional Shares.................................................4
2.4      Stock Options.....................................................4
2.5      Adjustment........................................................4

ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................5

3.1      Organization And Good Standing of The Company.....................5
3.2      Capitalization of The Company.....................................5
3.3      Due Authorization; Binding Effect.................................5
3.4      Capital Stock of Company Subsidiaries And Other Ownership
          Interests........................................................6
3.5      Corporate Power And Authority.....................................6
3.6      Absence of Restrictions And Conflicts.............................6
3.7      Financial Statements And Records of The Company...................7
3.8      No Material Undisclosed Liabilities...............................7
3.9      Absence of Certain Changes........................................7
3.10     Tax Returns; Taxes................................................9
3.11     Title, Condition of Assets.......................................10
3.12     Intellectual Property............................................12
3.13     Contracts........................................................12
3.14     Licenses and Permits.............................................13
3.15     Compliance With Laws.............................................14

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3.16     Insurance And Surety Agreements..................................14
3.17     Relationships....................................................14
3.18     Employee Benefit Plans...........................................15
3.19     Labor Relations..................................................16
3.20     Environmental Matters............................................16
3.21     Questionable Payments............................................17
3.22     Brokers And Finders..............................................17
3.23     Accuracy of Information Furnished................................17

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF PARENT.......................17

4.1      Organization And Good Standing of Parent.........................17
4.2      Capitalization of Parent.........................................17
4.3      Due Authorization, Binding Effect................................18
4.4      Capital Stock of Company Subsidiaries and Other Ownership
         Interests........................................................18
4.5      Corporate Power and Authority....................................18
4.6      Absence of Restrictions and Conflicts............................19
4.7      Parent SEC Reports...............................................19
4.8      Financial Statements and Record of Parent........................20
4.9      No Material Undisclosed Liabilities..............................20
4.10     Absence of Certain Changes.......................................20
4.11     Tax Returns; Taxes...............................................22
4.12     Title, Condition of Assets.......................................23
4.13     Intellectual Property............................................24
4.14     Contracts........................................................24
4.15     Licenses and Permits.............................................25
4.16     Insurance and Surety Agreements..................................26
4.17     Relationships....................................................26
4.18     Employee Benefit Plans...........................................26
4.19     Labor Relations..................................................27
4.20     Questionable Payments............................................28
4.21     Brokers and Finders..............................................28
4.22     Compliance with Laws.............................................28
4.23     Accuracy of Information Furnished................................28

ARTICLE 5: COVENANTS OF THE COMPANY AND PARENT............................29

5.1      Notice of Any Material Change....................................29
5.2      Cooperation......................................................29
5.3      Public Disclosure................................................29
5.4      Submission to Parent Shareholders................................30
5.5      Proxy Statement..................................................30

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ARTICLE 6: COVENANTS OF THE COMPANY AND AGREEMENT
                    SHAREHOLDERS..........................................30

6.1      Access...........................................................30
6.2      Conduct of Business Prior to Closing Date........................31
6.3      Shareholder Approval.............................................32
6.4      No Solicitations.................................................32
6.5      Best Efforts.....................................................33

ARTICLE 7: COVENANTS OF PARENT ...........................................33

7.1      Access...........................................................33
7.2      Conduct of Business Prior to Closing Date........................33
7.3      No Solicitations.................................................35
7.4      Tax Certifications...............................................34
7.5      Best Efforts.....................................................35

ARTICLE 8: SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                    INDEMNITY.............................................35

8.1      Survival.........................................................35
8.2      Indemnification..................................................36

ARTICLE 9: CONDITIONS PRECEDENT...........................................36

9.1      Conditions to Each Party's Obligations...........................36
9.2      Conditions to Obligations of The Company.........................37
9.3      Conditions to Obligations of Parent..............................38

ARTICLE 10: REGISTRATION RIGHTS...........................................39

10.1     Demand Registration Rights for Registrable Securities: Filing of
         Registration Statement...........................................39
10.2     Piggyback Registrations..........................................40
10.3     Expenses of Registration.........................................40
10.4     Furnishing of Documents..........................................41
10.5     Amendments and Supplements.......................................41
10.6     Duration.........................................................41
10.7     Further Information..............................................41
10.8     Indemnification..................................................42

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ARTICLE 11: MISCELLANEOUS.................................................43

11.1     Termination......................................................43
11.2     Expenses.........................................................44
11.3     Entire Agreement.................................................45
11.4     Counterparts.....................................................45
11.5     Notices..........................................................45
11.6     Successors And Assigns...........................................46
11.7     Governing Law....................................................46
11.8     Waiver And Other Action..........................................46
11.9     Severability.....................................................47
11.10    Section Headings.................................................47
11.11    Construction.....................................................47

APPENDIX I................................................................A1

Articles of Merger........................................................A1

Amended and Restated Plan of Merger.......................................A2


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                               AGREEMENT OF MERGER

                                  INTRODUCTION

                  This Agreement of Merger (the "Agreement") is made as of the 1st day of July, 1998, among Metro-Tel Corp., a Delaware corporation ("Parent"); Metro-Tel Acquisition Corp., a Florida corporation (the "Subsidiary"), which is a wholly-owned direct subsidiary of Parent; Steiner-Atlantic Corp., a Florida corporation ( the "Company"); and each of William Steiner and Michael S. Steiner, sole shareholders of the company (each an "Agreement Shareholder" and, collectively, the "Agreement Shareholders").

                                    RECITALS

         The respective Boards of Directors of the Parent and the Company, as well as the Agreement Shareholders, have determined that it is in the best interests of their respective corporations to cause the Subsidiary to merge into the Company, all upon the terms and provisions, and subject to the conditions, hereinafter set forth.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

                                    ARTICLE 1

                                   THE MERGER

                  1.1 MERGER. In accordance with the provisions of the Florida Business Corporation Act ("FBCA"), at the Effective Date (as hereinafter defined), the Subsidiary shall be merged (the "Merger") into the Company, and the Company shall be the surviving corporation (from and after the Effective Date, as defined in Section 1.3, the "Surviving Corporation") and as such shall continue to be governed by the laws of the State of Florida.

                  1.2 CONTINUING CORPORATE EXISTENCE. Except as may otherwise be set forth herein, the corporate existence and identity of the Company, with all its purposes, powers, rights, privileges, immunities and franchises, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of the Subsidiary, with all its purposes, powers, rights, privileges, immunities and franchises, at the Effective Date, shall be merged with and into that of the Company, and the Surviving Corporation shall be vested fully therewith and the separate corporate existence and identity of the Subsidiary shall thereafter cease except to the extent continued by statute.

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                  1.3 EFFECTIVE DATE. The Merger shall become effective upon the filing of Articles of Merger and Amended and Restated Plan of Merger attached hereto as Appendix I with the Department of State of the State of Florida ("Department of State") on the Closing Date (as defined herein) or as soon as thereafter practicable pursuant to Section 607.1105 of the FBCA (the "Effective Date").

                  1.4 CORPORATE GOVERNMENT.

                      (a) The Articles of Incorporation of the Company, as in effect on the Effective Date, shall continue in full force and effect, and shall be the Articles of Incorporation of the Surviving Corporation.

                      (b) The Bylaws of the Company, as in effect as of the Effective Date, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.

                      (c) From and after the Effective Date, Michael S. Steiner shall be the President and Chief Executive Officer of the Surviving Corporation and Parent, and Venerando J. Indelicato shall be the Chief Financial Officer of the Surviving Corporation and Parent.

                      (d) At the Effective Time the Boards of Directors of the Surviving Corporation and Parent shall (a) be set at five members, and (b) consist of (i) three members to be designated by the Surviving Corporation prior to the filing of the Proxy Statement referred to in Section 5.6 hereof, and (ii) two members to be designated by Parent prior to the filing of such Proxy Statement.

                  1.5 RIGHTS AND LIABILITIES OF THE SURVIVING CORPORATION. At the Effective Date, the Surviving Corporation shall have the following rights and obligations:

                      (a) The Surviving Corporation shall have all the purposes, powers, rights, privileges, immunities and franchises, and shall be subject to all the duties and liabilities, of a corporation organized under the laws of the State of Florida.

                      (b) The Surviving Corporation shall possess all of the purposes, powers, rights, privileges, immunities and franchises, of either a public or private nature, of the Company and the Subsidiary, and all property, real, personal and mixed, all debts due on whatever account, including subscription to shares, all other chooses in action and every other interest of or belonging or due to the Company and the Subsidiary shall be taken and deemed to be transferred or vested in the Surviving Corporation without further act or deed.

                      (c) The Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of the Company and the Subsidiary, and any claim existing or action or proceeding pending by or against the Subsidiary or the Company may be prosecuted as if the Merger had not occurred or the Surviving Corporation may be substituted in its place.

                                       -2-

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Neither the rights of creditors nor any liens upon the property of the
Subsidiary or the Company shall be impaired by the Merger.

                  1.6 CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., commencing at 11:00 a.m., local time, (i) within five (5) business days after the date on which the annual meeting of Parent's Shareholders described in Section 6.3 (the "Annual Meeting") occurs or (ii) as soon as possible thereafter when each of the other conditions set forth in Article 9 have been satisfied or waived; and shall proceed promptly to conclusion, or at such other place, time and date as shall be fixed by mutual agreement between Parent and the Company. The day on which the Closing shall occur is referred to herein as the "Closing Date". At the Closing, each party will cause to be prepared, executed, delivered and filed with the Department of State of the State of Florida Articles of Merger and all other appropriate and customary documents as any party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

                  1.7 TAX CONSEQUENCES. It is intended that the merger shall constitute a reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code. The parties shall treat the transactions contemplated hereby consistently with such intention.

                                    ARTICLE 2

                   CONVERSION OF SHARES; TREATMENT OF OPTIONS

                  2.1  CONVERSION OF SHARES.

                      (a) As of the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof:

                                    (i) Subject to Section 2.2 below, each of
                           the 339,500 shares of Common Stock, $.50 par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Date shall be converted into 13.90561 shares of Common Stock, $.25 par value, of Parent ("Parent Common Stock");

                                    (ii) Each share of Company Common Stock
                           issued and held immediately prior to the Effective Date in the Company's treasury shall be cancelled and retired
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                           without payment of any consideration therefor and
                           shall cease to exist; and

                                    (iii) Each share of Common Stock, par value
                           $.001 per share, of the Subsidiary issued and outstanding immediately prior to the Effective Date shall be converted into one share of Common Stock, par value $.001 per share, of the Surviving Corporation.

                  2.2 ADDITIONAL SHARES TO BE ISSUED. As additional consideration for the shares of Company Common Stock owned by the Agreement Shareholders, if ISOs for less than 500,000 Shares are granted pursuant to
Section 2.4 of this Agreement, as of the Effective Date Parent shall deliver to each of the Agreement Shareholders one-half of the number of Shares that, together with the number of Shares covered by the ISOs granted pursuant to
Section 2.4 of this Agreement, aggregate 500,000 Shares.

                  2.3 FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of the Company Common Stock certificates, and notwithstanding anything contained in Section 2.1 to the contrary, the number of shares of Parent Common Stock to which each holder of Company Common Stock shall be entitled at the Effective Time shall be rounded (up or down, as the case may be) to the closest whole number of shares of Parent Common Stock.

                  2.4 STOCK OPTIONS. At the Closing, Parent shall deliver to the Agreement Shareholders' designees, who shall be employees of the Company on the Closing Date other than the Agreement Shareholders, Incentive Stock Options ("ISOs") under the Company's 1991 Stock Option Plan (as amended October 25,
1996) (the "Stock Option Plan"), effective as of the Effective Date, providing for ISOs on shares of Parent Common Stock ("Shares"), at an exercise price of the greater of (i) the fair market value per Share (as defined in paragraph 6 of the Stock Option Plan) on the Closing Date or (ii) $1.00 per Share (the "Exercise Price"), for the number of Shares that, multiplied by the Exercise Price per Share, yields an aggregate Exercise Price of $500,000.

                  2.5 ADJUSTMENT. If, between the date of this Agreement and the Effective Date the outstanding shares of Company Common Stock or Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, split-up, stock combination, exchange of shares, reclassification, readjustment or the like with a record date within such period, the number of shares of Parent Common Stock issued pursuant to the Merger and all other relevant amounts shall be adjusted to appropriately reflect such change.

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                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Subsidiary, subject to the terms and conditions contained herein, as follows:

                  3.1 ORGANIZATION AND GOOD STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and active under the laws of the State of Florida.

                  3.2 CAPITALIZATION OF THE COMPANY.

                      (a) The authorized capital stock of the Company consists of 600,000 shares of common stock, $.50 par value. As of the close of business on June 30, 1998, there are 339,500 shares of Company Common Stock issued and outstanding. There are no shares of Company Common Stock held in the Company's treasury. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

                      (b) Other than as set forth in Section 3.2(b) of the Company's Disclosure Schedule, there are no voting trusts, shareholder agreements or other voting arrangements to which the Company is a party or, to the knowledge of the Company, to which any of the shareholders of the Company are a party or bound.

                      (c) There is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, put or other right obligating the Company to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of the Company.

                      (d) Each Agreement Shareholder owns 50% of the Company's issued and outstanding Company Common Stock.

                  3.3 DUE AUTHORIZATION; BINDING EFFECT. The Company has the corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement by its shareholders, to perform its obligations under this Agreement and the other documents executed or to be executed by the Company in connection with this Agreement. The execution, delivery and performance by the Company of this Agreement and the other documents executed or to be executed by Company in connection with this Agreement and the Merger have been duly authorized by the Board of Directors of the Company, and the Agreement Shareholders have committed to approve this Agreement. This Agreement and the other documents which have been executed and which will be executed by the Company in connection

                                       -5-

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with this Agreement have been, or will have been when executed and delivered, as the case may be, duly executed and delivered by the Company and are, or will be when executed and delivered, the legal, valid and binding obligations of the Company enforceable in accordance with their terms except that (a) enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights; (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and
(c) rights to indemnification and contribution may be limited by considerations of public policy. Upon the filing of the Articles of Merger and the Amended and Restated Plan of Merger, annexed hereto as Appendix I, with the Department of State of the State of Florida, the Merger will be a valid and effective merger under the FBCA. No shareholder of the Company is entitled to assert dissenter's rights under Section 607.1302 of the FBCA. The transactions contemplated herein do not constitute a "control-share acquisition" and are not otherwise subject to the provisions of Section 607.0902 of the FBCA.

                  3.4 CAPITAL STOCK OF COMPANY SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS. The Company is not the record or beneficial owner of any equity interest in any corporation, joint venture, partnership or other entity.

                  3.5 CORPORATE POWER AND AUTHORITY. The Company has the corporate power and authority and all licenses and Governmental Permits (as defined in Section 3.14) required by governmental authorities to own, lease and operate their properties and assets and to carry on its business as currently being conducted, except where the failure to have any such licenses and Governmental Permits would not, individually or in the aggregate, have a material adverse effect on the business, results of operation, working capital, assets, liabilities, condition (financial or otherwise) or prospects of the Company.

                  3.6 ABSENCE OF RESTRICTIONS AND CONFLICTS. Except as set forth in Section 3.6 of the Disclosure Schedule, the execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, subject only to the approval of this Agreement by the Company's shareholders, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under or permit the acceleration of any obligation under (i) any term or provision of the Articles of Incorporation or Bylaws of the Company, (ii) any Contract (as defined in Section 3.13) or Governmental Permit (as defined in
Section 3.14) except where any such violations, conflicts, breaches, defaults, losses of benefit or accelerations would not, individually or in the aggregate, have a material adverse effect on the business, results of operation, working capital, assets, liabilities, condition (financial or otherwise) or prospects of the Company, (iii) any judgment, decree or order of any court or governmental authority or agency to which the Company is a party or by which the Company or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to the Company except where any such violations, conflicts, breaches, defaults, losses of benefit or accelerations would not, individually or in the aggregate, have a material adverse effect on the business, results of operation, working capital, assets, liabilities, condition (financial or otherwise) or prospects of the
                                       -6-

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Company. Except for compliance with the applicable requirements of the
Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and applicable state securities laws and the filing of Articles of Merger with the Department of State, no consent, approval, order or authorization of, or registration, declaration, except as set forth in
Section 3.6 of the Disclosure Schedule, or filing with, any governmental agency or public or regulatory unit, agency, body or authority (under any Governmental Permit or otherwise) or any third party (under any contract or otherwise) is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby or the ownership and operation by the Surviving Corporation of its businesses and properties after the Effective Date in substantially the same manner as now owned and operated.

                  3.7 FINANCIAL STATEMENTS AND RECORDS OF THE COMPANY. The Company has delivered to Parent and the Subsidiary true, correct and complete copies of the balance sheets of the Company as of December 31, 1997 (the "Company Balance Sheet") and December 31, 1996 and the statements of income and undistributed shareholders' earnings, and statements of cash flows of the Company for the fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report thereon of BDO Seidman, LLP. (the "Company Financial Statements"). The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and present fairly, in all material respects, the assets, liabilities and financial position of the Company as of the dates thereof, and its results of operations and changes in financial position for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since December 31, 1997, there has been no change in accounting principles applicable to, or methods of accounting utilized by, the Company. The books and records of the Company have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of the Company set forth in the Company Financial Statements.

                  3.8 NO MATERIAL UNDISCLOSED LIABILITIES. There are no material liabilities or obligations of the Company of any nature, whether absolute, accrued, contingent or otherwise, other than the liabilities and obligations that are reflected, accrued, or reserved against on the Company Balance Sheet (for which the reserves are appropriate and reasonable) and those incurred in the ordinary course of business and consistent with past practices since December 31, 1997.

                  3.9      ABSENCE OF CERTAIN CHANGES.

                      (a) Since December 31, 1997, the Company has operated in the ordinary course of business and in a manner consistent with the manner in which it operated prior to January 1, 1998. Without limiting the generality of the foregoing, the Company has not (except as may result from the transactions contemplated by this Agreement or as set forth in Section 3.9(a) of the Company's Disclosure Schedule) to any material extent:


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                                    (i) suffered any material adverse change in
                           its business, results of operations, working capital, assets, liabilities, condition (financial or otherwise), prospects or the manner of conducting its business;

                                    (ii) suffered any damage or destruction to,
                           or loss of, assets, whether or not covered by insurance, which property or assets are material to the operations or business of the Company;

                                    (iii) forgiven, compromised, canceled,
                           released, waived or permitted to lapse any material rights or claims;

                                    (iv) entered into or terminated any
                           agreement, commitment or transaction, or agreed to make any changes in any leases or agreements, other than leases, agreements, transactions and commitments entered into in the ordinary course of business;

                                    (v) written up, written down or written off
                           the book value of any material amount of assets other than in the ordinary course of business;

                                    (vi) declared, paid or set aside for payment
                           any dividend or distribution with respect to the Company's capital stock;

                                    (vii) redeemed, purchased or otherwise
                           acquired, or sold or granted or otherwise disposed of, directly or indirectly, any of the Company's capital stock or securities or any rights to acquire such capital stock or securities which are outstanding as of the date of this Agreement;

                                    (viii) failed to pay or discharge when due
                           any liabilities, the failure to pay or discharge which will have, individually or in the aggregate, a material adverse effect on the business, working capital, assets, liabilities, condition (financial or otherwise) or prospects of the Company;

                                    (ix) encumbered assets, purchased or sold
                           any assets outside the ordinary course of business or made any material capital expenditure;

                                    (x) entered into any employment, consulting,
                           compensation or collective bargaining agreement with any person or group;

                                    (xi) entered into, adopted or amended any
                           employee benefit plan;

                                    (xii) entered into any other transaction
                           other than in the ordinary course of business; or

                                    (xiii) entered into any agreement to do any
                           of the foregoing.

                      (b) The Company is not aware of any pending or contemplated legislation or changes in rules, regulations or administrative orders which, if enacted or implemented, would, individually or in the aggregate, have a material adverse effect on the business, results of operations, working capital, assets, liabilities, condition (financial or otherwise) or prospects of the Company.

                  3.10 TAX RETURNS; TAXES.

                      (a) The Company has duly filed or caused to be filed on a timely basis (giving effect to properly obtained extensions of time) with the appropriate authorities all Tax Returns (as defined below) required to be filed by it and all such Tax Returns are true, correct and complete in all material respects; has paid in full on a timely basis all Taxes (as defined below) required to be paid; and has fully accrued on its books or has established adequate reserves on its latest balance sheet (a true and correct copy of which has been provided to Parent), prepared in accordance with generally accepted accounting principles consistently applied, for all Taxes which have accrued but not are yet due; and has timely and properly collected or withheld, paid over and reported to the appropriate governmental authorities all Taxes required to have been collected or withheld by it. The Company has no tax liabilities other than those reflected on the Company Financial Statements and those arising in the ordinary course of business since the date thereof. The Company has made available to Parent true, complete and correct copies of the Company's federal income tax and other Tax Returns filed by it.

                      (b) No Taxing authority has asserted any adjustment that could result in an additional Tax for which the Company is or may be liable; there is no pending audit, examination, investigation, dispute, proceeding or claim (collectively, "Proceeding") relating to any Tax for which the Company is or may be liable and, to the knowledge of the Company, no Taxing authority is contemplating such a Proceeding; no statute of limitations with respect to any Tax for which the Company or is or may be liable has been waived or extended; and the Company is not a party or subject to any Tax sharing or any Tax allocation agreement, arrangement or understanding.

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                      (c) The Company is not a "consenting corporation" within
the meaning of Section 341(f) of the Code (or any comparable state, local or foreign Tax provision). The Company is not a party to any contract, agreement, plan or arrangement that, individually or collectively, could give rise to any payment that would not be deductible by reason of Section 162, 280G or 404 of the Code (or any comparable state, local or foreign Tax provision). The Company does not have any "tax-exempt use property" within the meaning of Section 168(h) of the Code (or any comparable state, local or foreign Tax provision). The Company has never made or been required to make an election under Section 338 of the Code (or any comparable state, local or for eign Tax provision).

                      (d) The Company is not, and was not at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and the regulations thereunder.

                      (e) For purposes of this Agreement, "Tax" shall mean any tax, fee, levy, assessment or other governmental charge imposed by the United States, any state, local or foreign government or subdivision or agency of any of the foregoing, including without limitation, any income, franchise, gross receipts, property, sales, use, service, value added, withholding, social security, estimated, accumulated earnings, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, excise, ad valorem, severance, stamp, occupancy, customs or occupation tax for which the taxpayer is or may be liable, including without limitation, as a member of a consolidated group pursuant to Treasury Regulation ss.1.1502-6 (or any comparable state, local or foreign Tax provision), as a transferee under Section 6901 of the Code (or any comparable state, local or foreign Tax provision) or under any Tax sharing or Tax allocation agreement, arrangement or understanding.

                      (f) For purposes of this Agreement, "Tax Returns" shall mean all returns, amended returns, declarations, reports, estimates, information returns and statements relating to Taxes which are or were filed or required to be filed under applicable law, whether on a consolidated, combined, unitary or separate basis or otherwise.

                  3.11     TITLE, CONDITION OF ASSETS.

                      (a) The Company has good and marketable title to all of the Assets (as hereinafter defined) reflected on the Company Balance Sheet, and all Assets thereafter acquired by it (except for Assets disposed of by it in the ordinary course of business). All such Assets are used in connection with the operation of the businesses of the Company. Except as set forth in Section 3.11(a) of the Disclosure Schedule, the Assets are subject to no mortgage, security interest, pledge, lien, claim, encumbrance or charge, or restraint or transfer whatsoever other than Permitted Liens (as hereinafter defined) and no currently effective financing statement with respect to any of its Assets has been filed under the Uniform Commercial Code in any jurisdiction. Section 3.11(a) of the Disclosure Schedule sets forth a description of the indebtedness secured by the financing statements listed thereon, including the principal balance of such indebtedness and accrued but unpaid interest thereon as at December 31, 1997 and interest rate applicable thereto. Except with respect to the constituent instruments underlying the financing statements listed in Section 3.11(a) of the Disclosure Schedule, the Company is not a party to any financing statement or any security agreement authorizing any secured party thereunder to file any financing statement. No person other than the Company has any right to the use or possession of any of the Assets. All Assets which are real property or tangible personal property, whether owned or leased, are in good operating condition and repair, excepting normal wear and tear, and are sufficient to enable the Company to operate its business in a manner consistent with its operation during the immediately preceding twelve (12) months.

                      (b) Set forth on Section 3.11(b) of the Disclosure
Schedule is a true and correct list of leases, conditional sales, licenses or similar arrangements to which the Company is a party or to which the Company or any Asset used by the Company in connection with the operation of its business is subject. The Company has delivered to Parent a complete and correct copy of each lease, conditional sale, license and other arrangement listed in Section 3.11(b) of the Disclosure Schedule. All of said arrangements are valid, binding and enforceable in accordance with their respective terms and are in full force and effect. The Company is not in default under one or more of such arrangements, except to the extent such defaults would not, individually or in the aggregate, have a material adverse effect on the business, results of operations, working capital, assets, liabilities, condition (financial or otherwise) or prospects of the Company and has not received any written notice alleging any default, set-off, or claim of default. To the knowledge of the Company, the parties to such arrangements are not in default of their respective obligations under any of such arrangements, and there has not occurred any event which, with the passage of time or giving of notice (or both), would constitute such a default or breach under any of such arrangements.

                      (c) As used herein, the term "Assets" means all tangible and intangible assets including, without limitation, all real property, tangible personal property (including, without limitation, fixed and moveable equipment, trucks, cars and other vehicles, furnishings, inventory and supplies), contract rights, leasehold interests, goodwill, tradenames, trademarks, and, to the extent permitted by law, all permits, licenses and other governmental approvals.

                      (d) As used herein, the term "Permitted Liens" means:

                                    (i) carriers', warehousemen's, mechanics,
                           materialmen's, repairmen's or other like liens arising in the ordinary course of business which are
                           (i) not overdue for a period of more than 30 days or
                           (ii) being contested in good faith and by appropriate proceedings, provided that if such contest has continued for more than 30 days, the amount thereof has been bonded at the end of such 30-day period;

                                    (ii) deposits to secure the performance of
                           bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;

                                    (iii) rights of lessors under leases set
                           forth in Section 3.11(b) of the Disclosure Schedule;

                                    (iv) pledges or deposits in connection with
                           worker's compensation, unemployment insurance, and other social security legislation; and

                                    (v) liens for Taxes not yet due and payable.

                  3.12 INTELLECTUAL PROPERTY. Except as set forth in Section
3.12 of the Disclosure Schedule, the Company has no permits, licenses and registrations granted to or by the Company (including applications therefor) for the use of: its corporate name, any trade or service mark, copyright, patent, process, operational manual, technique and similar property by the Company (collectively, the "Proprietary Assets"). The Company owns all of the Proprietary Assets necessary to operate its business. No claim has been asserted by any person challenging the validity of any Proprietary Asset or the use thereof by the Company. The Proprietary Assets used by the Company in its operations may continue to be used by the Surviving Corporation without the consent of, or payment of consideration to, any other person.

                  3.13 CONTRACTS. To the knowledge of the Company, Section 3.13 of the Disclosure Schedule contains a complete and correct list of all of the following categories of material agreements, contracts, arrangements and commitments ("Contracts"), including summaries of oral contracts (except immaterial oral contracts terminable at will), to which the Company is bound, including, without limitation:

                      (a) each contract or agreement for the employment or retention of, or collective bargaining, severance or termination agreement with, any director, officer, employee, consultant, agent, employee or group of employees;

                      (b) each profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement;

                      (c) each agreement or arrangement (including letter of intent) for the purchase or sale of any assets, properties or rights outside the ordinary course of business (by purchase or sale of assets, purchase or sale of capital stock, merger or otherwise) which is currently in effect;

                      (d) each contract which contains any provisions requiring the Company to indemnify or act for, or guarantee the obligation of, any other person or entity;

                      (e) each agreement restricting the Company from conducting business of any nature anywhere in the world;

                      (f) each partnership or joint venture contract or similar arrangement or agreement which is likely to involve a sharing of profits or future payments with respect to the business (or any portion thereof) of the Company;

                      (g) each lease, license, conditional sales contract or similar arrangement for real or personal property or any Proprietary Asset; and

                      (h) each other agreement not made in the ordinary and normal course of business which involves consideration of more than $15,000; and

                      (i) each letter of intent or agreement in principle to enter into any Contract (whether or not binding, in whole or in part).

                  True, correct and complete copies of each Contract have been provided or made available to Parent and, except as provided in Section 3.13 of the Disclosure Schedule, each remains in full force and effect in accordance with the copies provided to Parent. Each of the Contracts was entered into and requires performance only in the ordinary course of business. The Company is not in material default under any Contract and no default or right of set-off has been asserted, either by or against the Company under any Contract. To the knowledge of the Company, the parties to the Contracts, other than the Company, are not in material default of any of their respective obligations under the Contracts, and there has not occurred any event, which with the passage of time or the giving of notice (or both), would constitute a material default or breach under any Contract. All amounts payable by the Company under the Contracts are on a current basis. No Contract is terminable nor requires a payment in the event of the Merger or a change in control of the Company.

                  3.14 LICENSES AND PERMITS. Section 3.14 of the Disclosure Schedule sets forth a description of all material licenses and other material governmental or other regulatory permits, approvals and authorizations required for the operation of the business of the Company to: (a) provide the services which the Company is providing or the Company in the past has provided, (b) own or hold under lease the properties and Assets it owns or holds under lease and
(c) perform all of its obligations under Contracts to which it is a party or subject (collectively, the "Governmental Permits"). The Company has delivered to Parent copies of all of the Governmental Permits. The Company owns, possesses or has the legal right to use the Governmental Permits, free and clear of all liens, pledges, claims or other encumbrances of any nature whatsoever. The Company has obtained and possesses (and during all periods in which it has provided services and conducted business possessed), in good standing, all Governmental Permits required by applicable governmental authorities in order to perform such services and conduct such businesses except where failure to have such Governmental Permits in good standing would not, individually or in the aggregate, have a material adverse effect on the business, working capital, results of operation, assets, liabilities, condition (financial or otherwise) or prospects of the Company. The Company is not in material default under any Governmental Permits, and the Company has not received any notice of any default or any other claim or proceeding relating to, any such Governmental Permits.

                  3.15 COMPLIANCE WITH LAWS. The Company has been in compliance with all applicable laws, regulations, ordinances and administrative orders of any jurisdiction to which it or its business or its use or occupancy of properties or any part thereof are subject, except where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on the business, results of operation, working capital, assets, liabilities, condition (financial or otherwise) or prospects of the Company. Except as set forth in Section 3.15 of the Disclosure Schedule, there is no pending material suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry, nor, to the knowledge of the Com pany, are any such proceedings, investigations or inquiries, threatened or contemplated nor (ii) are there any unasserted claims (whether or not the potential claimant may be aware of the claim) of any nature that might be asserted against the Company. Except as set forth in Schedule 3.15 of the Disclosure Schedule, the Company is not subject to any judgment, decree, injunction or order of any court or any governmental restriction.

                  3.16 INSURANCE AND SURETY AGREEMENTS. Section 3.16 of the Disclosure Schedule contains a complete and correct list of: (a) all policies of malpractice, fire, liability and other forms of insurance held or owned by the Company; and (b) all bonds, indemnity agreements and other agreements of suretyship made for or held by the Company, including a brief description of the character of the bond or agreement and the name of the surety or indemnifying party. Section 3.16 of the Disclosure Schedule sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance included under each such policy and of any claims made thereunder. Such policies are owned by and payable solely to the Company, and said policies or renewals or replacements thereof are outstanding and duly in force. All insurance policies maintained by the Company is in full force and effect, all premiums due on such policies have been paid, and the Company has not been advised by any of its insurance carriers of an intention to terminate or modify any such policies, nor has the Company failed to comply with any of the material conditions contained in any such policies.

                  3.17     RELATIONSHIPS.

                      (a) Except as disclosed in Section 3.17 of the Disclosure Schedule, no Agreement Shareholder, or affiliate of the Company has, or at any time within the last two (2) years has had, an ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, any business relationship or arrangement of any kind relating to the operation or business of, or which may be binding upon, the Company or its Assets.

                      (b) Section 3.17 of the Disclosure Schedule contains a complete and correct list of all persons known by the Company to be affiliates of the Company.

                  3.18     EMPLOYEE BENEFIT PLANS.

                      (a) Except as set forth in Section 3.18 of the Disclosure Schedule, there are no employee benefit plans (including previously-maintained plans) or arrangements of any type (including, without limitation, plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA")), under which the Company has or in the future could have directly, or indirectly through a Commonly Controlled Entity (within the meaning of section 414(b), (c), (m) and
(o) of the Internal Revenue Code of 1986, as amended and the regulations thereunder ("Code")), any liability with respect to any current or former employee of the Company or any Commonly Controlled Entity (collectively, the "Benefit Plans"). No such Benefit Plan is "multiple employer plan" (within the meaning of the Code or ERISA) or subject to Title IV of ERISA.

                      (b) With respect to each Benefit Plan (where applicable): the Company has delivered to the Parent complete and accurate copies of (i) all plan texts and agreements; (ii) all material employee communications; (iii) the most recent annual report; (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent determination letter received from the Internal Revenue Service; and (vi) the most recent actuarial valuation.

                      (c) With respect to each Benefit Plan: (i) if intended to qualify under Code section 401(a) or 403(a), such Benefit Plan so qualifies, and its related trust is exempt from taxation under Code section 501(a); (ii) such Benefit Plan has been administered in accordance with its terms and applicable law; (iii) no event has occurred and there exists no circumstance under which the Company could directly, or indirectly through a Commonly Controlled Entity, incur liability under ERISA, the Code or otherwise (other than routine claims for benefits); (iv) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan; (v) no "accumulated funding deficiency" (as defined in section 302 of ERISA) has occurred; (vi) no "prohibited transaction" (as defined in section 406 of ERISA or in section 4975 of the Code) has occurred; (vii) no "reportable event" (as defined n section 4043 of ERISA) has occurred; (viii) all contributions and premiums due have been made on a timely basis; and (ix) all contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code, and all contributions which have not been made have been properly recorded on the books of the Company or the applicable Commonly Controlled Entity.

                      (d) With respect to each Benefit Plan which is a "welfare plan" (as defined in ERISA section 3(1)): (i) no such plan provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their termination of employment (other than coverage mandated by law); (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; and (iii) the Company and any Commonly Controlled Entity have complied with the requirements under Code section 4980B.

                      (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment, vesting or increase the amount of compensation due to any such individual.

                  3.19 LABOR RELATIONS. To the knowledge of the Company, the Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending or, to the knowledge of the Company, threatened against the Company before the Equal Employment Opportunity Commission or any other governmental authority. Except as set forth in Section 3.19 of the Disclosure Schedule, there is no unfair labor practice charge or complaint, grievance or arbitration against the Company pending or, to the knowledge of the Company, threatened against the Company before the National Labor Review Board or any other govern mental authority. Since January 1, 1992 the Company has not experienced nor, to the knowledge of the Company, is there threatened, any labor strike, dispute, slowdown or stoppage or any representation question respecting its employees. There is no collective bargaining agreement that is binding on the Company.

                  3.20 ENVIRONMENTAL MATTERS. Except as set forth in Section
3.20 of the Company's Disclosure Schedule, the Company has not received any written communication from any person or entity (including any Governmental Entity) stating that it may be a potentially responsible party under any applicable state, federal and local laws, regulations and rules, including common law, judgments, decrees and orders relating to pollution, the preservation of the environment, and the release of material into the environment ("Environmental Law") with respect to any actual or alleged environmental contamination or the release of any hazardous substances; neither the Company nor, to the Company's knowledge, any Governmental Entity is conducting or has conducted any environmental remediation or environmental investigation which could reasonably be expected to result in material liability or expense for the Company under Environmental Law; and the Company has not received any request for information under Environmental Law from any Governmental Entity with respect to any actual or alleged environmental contamination or the release of any hazardous substance, except, in each case, for communications, environmental remediation and investigations and requests for information which would not, individually or in the aggregate, have a material adverse effect; (ii) the Company has not received any written communication from any person or entity (including any Governmental Entity) stating or alleging that the Company may have violated any Environmental Law, or that the Company has caused or contributed, or has liability with respect to any environmental contamination, except, in each case, for statements and allegations of violations and statements and allegations of responsibility or liability which would not, individually or in the aggregate, have a material adverse effect; and (iii) to the Company's knowledge, the Company has no liabilities under Environmental Law that, individually or in the aggregate, have had or may reasonably be expected to result in a material adverse effect.

                  3.21 QUESTIONABLE PAYMENTS. Neither the Company, nor any director, officer, affiliate or employee of the Company: (a) have used any corporate funds of the Company to make any payment to any officer or employee of any government, or to any political party or official thereof, where such payment either (i) is unlawful under laws applicable thereto; or (ii) would be unlawful under the Foreign Corrupt Practices Act of 1977, as amended; nor (b) has used any corporate funds of the Company for making payments to any person if such payment constituted an illegal payment, bribe, kickback, political contribution or other similar questionable payment.

                  3.22 BROKERS AND FINDERS. None of the Company or any of its officers, directors and employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby.

                  3.23 ACCURACY OF INFORMATION FURNISHED. No representation or warranty in this Agreement (including information contained in the Disclosure Schedule) made by the Company nor any information relating to the Company which has been delivered by the Company to Parent contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading. The Company has disclosed in the Disclosure Schedule, and at all times through the Effective Date will disclose, to Parent, all facts known to it that, individually or in the aggregate, are material to the business, results of operations, working capital, assets, liabilities, condition (financial or otherwise) or prospects of the Company.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent represents and warrant to the Company as follows:

                  4.1 ORGANIZATION AND GOOD STANDING OF PARENT. Parent and Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and Florida, respectively.

                  4.2      CAPITALIZATION OF PARENT.

                      (a) The authorized capital stock of Parent consists of 6,000,000 shares of common stock, $.025 par value, and 2,000,000 shares of preferred stock, $1.00 par value. As of March 31, 1998, there were (i) 2,054,046 shares of Parent Common Stock issued and outstanding and no shares of Parent preferred stock issued and outstanding,
(ii) 225,000 shares of Parent Common Stock reserved for issuance under stock option and other employee and director benefit plans, and (iii) 26,250 shares of Parent Common Stock held in Parent's treasury. In addition, Parent will be reserving 500,000 shares of Parent Common Stock for issuance pursuant to Section
2.3 and Section 2.4 of this Agreement. The Parent Common Stock to be issued pursuant to the Merger, when issued and delivered, will be duly authorized, validly issued, fully paid and nonassessable.

                      (b) There are no voting trusts, shareholder agreements or other voting arrangements to which the Parent is a party or, to the knowledge of the Parent, to which any of the shareholders of the Parent is a party or bound.

                      (c) Except as set forth in Parent SEC Reports (as defined in Section 4.6 herein), there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, put or other right obligating the Parent to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of the Parent.

                  4.3 DUE AUTHORIZATION, BINDING EFFECT. Each of Parent and Subsidiary has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other documents executed or to be executed by it in connection with this Agreement and to consummate the Merger. The execution, delivery and performance by Parent and Subsidiary of this Agreement and the other documents executed or to be executed by Parent or Subsidiary, as applicable, in connection with this Agreement have been duly authorized by all necessary corporate action. This Agreement and the other documents which have been executed and which will be executed by Parent and Subsidiary in connection with this Agreement have been, or will have been, as the case may be, duly executed and delivered by Parent and Subsidiary and are, or will be when executed and delivered, the legal, valid and binding obligations of Parent and Subsidiary, as the case may be, enforceable in accordance with their terms except that (i) enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights; (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) rights to indemnification and contribution may be limited by considerations of public policy.

                  4.4 CAPITAL STOCK OF COMPANY SUBSIDIARIES AND OTHER OWNERSHIP INTERESTS. Other than Subsidiary, Parent is not the record or beneficial owner of any equity interest in any corporation, joint venture, partnership or other entity.

                  4.5 CORPORATE POWER AND AUTHORITY. Parent has the corporate power and authority and all licenses and Governmental Permits (as defined in Section 3.15 except that, in lieu of pertaining to the Company, for purposes of this Section, such definition shall pertain to Parent) required by governmental authorities to own, lease and operate its properties and assets and to carry on its business as currently being conducted, except where the failure to have any such licenses and Governmental Permits would not, individually or in the aggregate, have a material adverse effect on the business, results of operation, working capital, assets, liabilities, condition (financial or otherwise) or prospects of the Company.

                  4.6 ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under or permit the acceleration of any obligation under (i) any term or provision of the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of the Subsidiary, or (ii) any contract or permits, except where such violations, conflicts, breaches, defaults, losses or accelerations would not, individually or in the aggregate, have a material adverse effect on the business, results of operation, working capital, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its subsidiaries taken as a whole, or (iii) any judgment, decree or order of any court or governmental authority or agency to which Parent or its subsidiaries is a party or by which Parent or the subsidiaries or any of their properties are bound, or (iv) any statute, law, regulation or rule applicable to Parent or its subsidiaries, except where such violations, conflicts, breaches, defaults, losses or accelerations would not, individually or in the aggregate, have a material adverse effect on the business, results of operation, working capital, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its subsidiaries taken as a whole. Except for compliance with the applicable requirements of the Securities Act, the Exchange Act, and applicable state securities laws and the filing of Articles of Merger with the Department of State, and consents listed on the Disclosure Schedule, to the Parent's knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority or, except for the approvals which have been obtained, any third party is required in connection with the execution, delivery or performance of this Agreement by Parent or the Subsidiary or the consummation of the transactions contemplated hereby or the ownership and operation by the Surviving Corporation of its businesses and properties after the Effective Date in substantially the same manner as now owned and operated.

                  4.7 PARENT SEC REPORTS. Parent has made available to the Company (i) Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, (ii) proxy statements relating to Parent's meetings of shareholders and (iii) all other reports or registration statements, each as amended or supplemented prior to the date hereof, filed by Parent with the SEC since January 1, 1995 (items (i) through (iii), as amended or supplemented as described above, including all disclosures incorporated therein by reference, being referred to as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1995, Parent has timely filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC's rules and regulations thereunder, each of which Parent SEC Reports complied as to form, at the time such form, report or document was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

                  4.8 FINANCIAL STATEMENTS AND RECORDS OF PARENT. Parent has delivered to the Company true, correct and complete copies of: (i) the balance sheets of Parent as of June 30, 1997 and June 30, 1996 and the related statements of income, changes in stockholders' equity and cash flows of Parent for the fiscal years then ended, including the notes thereto, as contained in the Parent's Annual Report on Form 10-KSB for the year ended June 30, 1997, in each case examined by and accompanied by the report thereon of Grant Thornton LLP, and (ii) the consolidated balance sheets of Parent as of March 31, 1998 ("Parent Balance Sheet") and the consolidated statements of operations and cash flows of Parent for the fiscal quarters ended March 31, 1998 and 1997, including the notes thereto, as contained in the Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (all of the foregoing financial statements in (i) and (ii) being referred to herein as the "Parent Financial Statements"). Parent Financial Statements have been prepared from, and are in accordance with, the books and records of Parent and present fairly, in all material respects, the assets, liabilities and financial position of Parent as of the dates thereof and their results of operations and changes in financial position for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since June 30, 1997, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Parent. The books and records of Parent have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of Parent and its subsidiaries set forth in Parent Financial Statements.

                  4.9 NO MATERIAL UNDISCLOSED LIABILITIES. There are no material liabilities or obligations of Parent of any nature, whether absolute, accrued, contingent or otherwise, other than the liabilities and obligations that are reflected, accrued, or reserved against on the Parent Balance Sheet (for which the reserves are appropriate and reasonable) and those incurred in the ordinary course of business and consistent with past practices since March 31, 1998.

                  4.10     ABSENCE OF CERTAIN CHANGES.

                      (a) Since March 31, 1998, Parent has operated in the ordinary course of business and in a manner consistent with the manner in which it operated prior to March 31, 1998. Without limiting the generality of the foregoing, Parent has not (except as may result from the transactions contemplated by this Agreement):

                                    (i) suffered any material adverse change in
                           its business, results of operations, working capital, assets, liabilities, condition (financial or otherwise), prospects or the manner of conducting its business;

                                    (ii) suffered any damage or destruction to,
                           or loss of, assets, whether or not covered by insurance, which property or assets are material to the operations or business of Parent;

                                    (iii) forgiven, compromised, canceled,
                           released, waived or permitted to lapse any material rights or claims;

                                    (iv) entered into or terminated any
                           agreement, commitment or transaction, or agreed to make any changes in any leases or agreements, other than leases, agreements, transactions and commitments entered into in the ordinary course of business;

                                    (v) written up, written down or written off
                           the book value of any amount of assets;

                                    (vi) declared, paid or set aside for payment
                           any dividend or distribution with respect to Parent's capital stock;

                                    (vii) redeemed, purchased or otherwise
                           acquired, or sold or granted or otherwise disposed of, directly or indirectly, any of Parent's capital stock or securities or any rights to acquire such capital stock or securities which are outstanding as of the date of this Agreement;

                                    (viii) failed to pay or discharge when due
                           any liabilities, the failure to pay or discharge which will have, individually or in the aggregate, a material adverse effect on the business, working capital, assets, liabilities, condition (financial or otherwise) or prospects of Parent.

                                    (ix) encumbered assets, purchased or sold
                           any assets outside the ordinary course of business or made any material capital expenditure;

                                    (x) entered into any employment, consulting,
                           compensation or collective bargaining agreement with any person or group;

                                    (xi) entered into, adopted or amended any
                           employee benefit plan;

                                    (xii) entered into any other transaction
                           other than in the ordinary course of business; or

                                    (xiii) entered into any agreement to do any
                           of the foregoing.

                      (b) Parent is not aware of any pending or contemplated legislation or changes in rules, regulations or administrative orders which, if enacted or implemented, would, individually or in the aggregate, have a material adverse effect on the business, results of operations, working capital, assets, liabilities, condition (financial or otherwise) or prospects of Parent.

                  4.11     TAX RETURNS; TAXES.

                      (a) Parent has duly filed or caused to be filed on a timely basis (giving effect to properly obtained extensions of time) with the appropriate authorities all Tax Returns (as defined below) required to be filed by it and all such Tax Returns are true, correct and complete in all material respects; has paid in full on a timely basis all Taxes (as defined below) required to be paid; and has fully accrued on its books or has established adequate reserves on its latest balance sheet (a true and correct copy of which has been provided to the Company), prepared in accordance with generally accepted accounting principles consistently applied, for all Taxes which have accrued but not are yet due; and has timely and properly collected or withheld, paid over and reported to the appropriate governmental authorities all Taxes required to have been collected or withheld by it. Parent has no tax liabilities other than those reflected on the Parent Financial Statements and those arising in the ordinary course of business since the date thereof. Parent has made available to the Company true, complete and correct copies of Parent's federal income tax and other Tax Returns filed by it.

                      (b) No Taxing authority has asserted any adjustment that could result in an additional Tax for which Parent is or may be liable; there is no pending audit, examination, investigation, dispute, proceeding or claim (collectively, "Proceeding") relating to any Tax for which Parent is or may be liable and, to the knowledge of Parent, no Taxing authority is contemplating such a Proceeding; no statute of limitations with respect to any Tax for which Parent or is or may be liable has been waived or extended; and Parent are not a party or subject to any Tax sharing or any Tax allocation agreement, arrangement or understanding.

                      (c) Parent is not a party to any contract, agreement, plan or arrangement that, individually or collectively, could give rise to any payment that would not be deductible by reason of Section 162, 280G or 404 of the Code (or any comparable state, local or foreign Tax provision). Parent does not have any "tax-exempt use property" within the meaning of Section

168(h) of the Code (or any comparable state, local or foreign Tax provision). Parent has never made or been required to make an election under Section 338 of the Code (or any comparable state, local or foreign Tax provision).

                      (d) Parent is not, and was not at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and the regulations thereunder.

                      (e) For purposes of this Agreement, "Tax" shall mean any tax, fee, levy, assessment or other governmental charge imposed by the United States, any state, local or foreign government or subdivision or agency of any of the foregoing, including without limitation, any income, franchise, gross receipts, property, sales, use, service, value added, withholding, social security, estimated, accumulated earnings, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, excise, ad valorem, severance, stamp, occupancy, customs or occupation tax for which the taxpayer is or may be liable, including without limitation, as a member of a consolidated group pursuant to Treasury Regulation ss.1.1502-6 (or any comparable state, local or foreign Tax provision), as a transferee under Section 6901 of the Code (or any comparable state, local or foreign Tax provision) or under any Tax sharing or Tax allocation agreement, arrangement or understanding.

                      (f) For purposes of this Agreement, "Tax Returns" shall mean all returns, amended returns, declarations, reports, estimates, information returns and statements relating to Taxes which are or were filed or required to be filed under applicable law, whether on a consolidated, combined, unitary or separate basis or otherwise.

                  4.12     TITLE, CONDITION OF ASSETS.

                      (a) Parent has good and marketable title to all of the Assets reflected on the Parent Balance Sheet, and all Assets thereafter acquired by them (except for Assets disposed of by it in the ordinary course of business). All such Assets are used in connection with the operation of the businesses of Parent. Except as set forth in Section 4.12(a) of the Disclosure Schedule, the Assets are subject to no mortgage, security interest, pledge, lien, claim, encumbrance or charge, or restraint or transfer whatsoever other than Permitted Liens (as hereinafter defined) and no currently effective financing statement with respect to any of its Assets has been filed under the Uniform Commercial Code in any jurisdiction. Section 4.12(a) of the Disclosure Schedule sets forth a description of the indebtedness secured by the financing statements listed thereon, including the principal balance of such indebtedness and accrued but unpaid interest thereon as at March 31, 1998 and interest rate applicable thereto. Except with respect to the constituent instruments underlying the financing statements listed in Section 4.12(a) of the Disclosure Schedule, Parent is not a party to any financing statement or any security agreement authorizing any secured paery thereunder to file any financing statement. No person other than Parent has any right to the use or possession of any of the Assets. All Assets which are real property or tangible personal property, whether owned or leased, are in good operating condition and repair, excepting normal wear and tear, and are sufficient to enable Parent to operate its business in a manner consistent with its operation during the immediately preceding twelve (12) months.

                      (b) Set forth on Section 4.12(b) of the Disclosure
Schedule is a true and correct list of leases, conditional sales, licenses or similar arrangements to which Parent is a party or to which Parent or any Asset used by Parent in connection with the operation of its business is subject. The Company has delivered to Parent a complete and correct copy of each lease, conditional sale, license and other arrangement listed in Section 4.12(b) of the Disclosure Schedule. All of said arrangements are valid, binding and enforceable in accordance with their respective terms and are in full force and effect. Parent is not in default under one or more of such arrangements, except to the extent such defaults would not, individually or in the aggregate, have a material adverse effect on the business, results of operations, working capital, assets, liabilities, condition (financial or otherwise) or prospects of Parent and has not received any written notice alleging any default, set-off, or claim of default. To the knowledge of Parent, the parties to such arrangements are not in default of their respective obligations under any of such arrangements, and there has not occurred any event which, with the passage of time or giving of notice (or both), would constitute such a default or breach under any of such arrangements.

                  4.13 INTELLECTUAL PROPERTY. Except as set forth in Section
4.13 of the Disclosure Schedule, Parent has no proprietary assets. Parent owns all of the Proprietary Assets necessary to operate its business. No claim has been asserted by an person challenging the validity of any Proprietary asset or the use thereof by Parent.

                  4.14 CONTRACTS. To the knowledge of Parent, Section 4.14 of the Disclosure Schedule contains a complete and correct list of all of the following categories of material agreements, contracts, arrangements and commitments ("Contracts"), including summaries of oral contracts (except immaterial oral contracts terminable at will), to which Parent is bound, including, without limitation:

                      (a) each contract or agreement for the employment or retention of, or collective bargaining, severance or termination agreement with, any director, officer, employee, consultant, agent, employee or group of employees;

                      (b) each profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement;

                      (c) each agreement or arrangement (including letter of intent) for the purchase or sale of any assets, properties or rights outside the ordinary course of business (by purchase or sale of assets, purchase or sale of capital stock, merger or otherwise) which is currently in effect;

                      (d) each contract which contains any provisions requiring Parent to indemnify or act for, or guarantee the obligation of, any other person or entity;

                      (e) each agreement restricting Parent from conducting business of any nature anywhere in the world;

                      (f) each partnership or joint venture contract or similar arrangement or agreement which is likely to involve a sharing of profits or future payments with respect to the business (or any portion thereof) of Parent;

                      (g) each lease, license, conditional sales contract or similar arrangement for real or personal property or any Proprietary Asset; and

                      (h) each other agreement not made in the ordinary and normal course of business which involves consideration of more than $15,000; and

                      (g) each letter of intent or agreement in principle to enter into any Contract (whether or not binding, in whole or in part).

                  True, correct and complete copies of each Contract have been provided or made available to the Company and, except as provided in Section
4.14 of the Disclosure Schedule, each remains in full force and effect in accordance with the copies provided to the Company. Each of the Contracts was entered into and requires performance only in the ordinary course of business. Parent is not in material default under any Contract and no default or right of set-off has been asserted, either by or against Parent under any Contract. To the knowledge of Parent, the parties to the Contracts, other than Parent, are not in material default of any of their respective obligations under the Contracts, and there has not occurred any event, which with the passage of time or the giving of notice (or both), would constitute a material default or breach under any Contract. All amounts payable by Parent under the Contracts are on a current basis. No Contract is terminable nor requires a payment in the event of the Merger or a change in control of Parent

                  4.15 LICENSES AND PERMITS. Section 4.15 of the Disclosure Schedule sets forth a description of all material licenses and other material governmental or other regulatory permits, approvals and authorizations required for the operation of the business of Parent to: (a) provide the services which Parent is providing or Parent in the past has provided, (b) own or hold under lease the properties and Assets it owns or hold under lease and (c) perform all of its obligations under Contracts to which it is a party or subject (collectively, the "Governmental Permits"). Parent has delivered to the Company copies of all of the Governmental Permits. Parent owns, possesses or has the legal right to use the Governmental Permits, free and clear of all liens, pledges, claims or other encumbrances of any nature whatsoever. Parent has obtained and possesses (and during all periods in which it has provided services and conducted business possessed), in good standing, all Governmental Permits required by applicable governmental authorities in order to perform such services and conduct such businesses except where failure to have such

Governmental Permits in good standing would not, individually or in the aggregate, have a material adverse effect on the business, working capital, results of operation, assets, liabilities, condition (financial or otherwise) or prospects of Parent. Parent is not in material default under any Governmental Permits, and Parent has not received any notice of any default or any other claim or proceeding relating to, any such Governmental Permits.

                  4.16 INSURANCE AND SURETY AGREEMENTS. Section 4.16 of the Disclosure Schedule contains a complete and correct list of: (a) all policies of malpractice, fire, liability and other forms of insurance held or owned by Parent; and (b) all bonds, indemnity agreements and other agreements of suretyship made for or held by Parent, including a brief description of the character of the bond or agreement and the name of the surety or indemnifying party. Section 4.16 of the Disclosure Schedule sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance included under each such policy and of any claims made thereunder. Such policies are owned by and payable solely to Parent, and said policies or renewals or replacements thereof are outstanding and duly in force. All insurance policies maintained by Parent are in full force and effect, all premiums due on such policies have been paid, and has not been advised by any of its insurance carriers of an intention to terminate or modify any such policies, nor has Parent failed to comply with any of the material conditions contained in any such policies.

                  4.17     RELATIONSHIPS.

                      (a) Except as disclosed in Section 4.17 of the Disclosure Schedule, no affiliate of Parent has, or at any time within the last two (2) years has had, an ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, any business relationship or arrangement of any kind relating to the operation or business of, or which may be binding upon, Parent or its Assets.

                      (b) Section 4.17 of the Disclosure Schedule contains a complete and correct list of all persons known by the Company to be affiliates of the Company.

                  4.18     EMPLOYEE BENEFIT PLANS.

                      (a) Except as set forth in Section 4.18 of the Disclosure Schedule, there are no employee benefit plans (including previously-maintained plans) or arrangements of any type (including, without limitation, plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA")), under which Parent has or in the future could have directly, or indirectly through a Commonly Controlled Entity (within the meaning of section 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended and the regulations thereunder ("Code")), any liability with respect to any current or former employee of Parent or any Commonly Controlled Entity (collectively, the "Benefit Plans"). No such Benefit Plan is "multiple employer plan" (within the meaning of the Code or ERISA) or subject to Title IV of ERISA.

                      (b) With respect to each Benefit Plan (where applicable):
Parent has delivered to the Company complete and accurate copies of (i) all plan texts and agreements; (ii) all material employee communications; (iii) the most recent annual report; (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent determination letter received from the Internal Revenue Service; and (vi) the most recent actuarial valuation.

                      (c) With respect to each Benefit Plan: (i) if intended to qualify under Code section 401(a) or 403(a), such Benefit Plan so qualifies, and its related trust is exempt from taxation under Code section 501(a); (ii) such Benefit Plan has been administered in accordance with its terms and applicable law; (iii) no event has occurred and there exists no circumstance under which Parent could directly, or indirectly through a Commonly Controlled Entity, incur liability under ERISA, the Code or otherwise (other than routine claims for benefits); (iv) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Parent, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan; (v) no "accumulated funding deficiency" (as defined in section 302 of ERISA) has occurred; (vi) no "prohibited transaction" (as defined in section 406 of ERISA or in section 4975 of the Code) has occurred; (vii) no "reportable event" (as defined n section 4043 of ERISA) has occurred; (viii) all contributions and premiums due have been made on a timely basis; and (ix) all contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code, and all contributions which have not been made have been properly recorded on the books of Parent or the applicable Commonly Controlled Entity.

                      (d) With respect to each Benefit Plan which is a "welfare plan" (as defined in ERISA section 3(1)): (i) no such plan provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their termination of employment (other than coverage mandated by law); (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; and (iii) Parent and any Commonly Controlled Entity have complied with the requirements under Code section 4980B.

                      (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment, vesting or increase the amount of compensation due to any such individual.

                  4.19 LABOR RELATIONS. To the knowledge of Parent, Parent is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending or, to the knowledge of the Company, threatened against Parent before the Equal Employment Opportunity Commission or any other governmental authority. Except as set forth in Section 4.18 of the Disclosure Schedule, there is no unfair labor practice charge or complaint, grievance or arbitration against Parent pending or, to the knowledge of the Company, threatened against the Company before the National Labor Review Board or any other governmental authority. Since January 1, 1992 Parent has not experienced nor, to the knowledge of Parent, is there threatened, any labor strike, dispute, slowdown or stoppage or any representation question respecting its employees. There is no collective bargaining agreement that is binding on Parent.

                  4.20 QUESTIONABLE PAYMENTS. Neither Parent, nor any director, officer, affiliate or employee of Parent: (a) have used any corporate funds of Parent to make any payment to any officer or employee of any government, or to any political party or official thereof, where such payment either (i) is unlawful under laws applicable thereto; or (ii) would be unlawful under the Foreign Corrupt Practices Act of 1977, as amended; nor (b) has used any corporate funds of Parent for making payments to any person if such payment constituted an illegal payment, bribe, kickback, political contribution or other similar questionable payment.

                  4.21 BROKERS AND FINDERS. Neither Parent nor the Subsidiary nor any of their respective officers, directors and employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby, except for the fees of Slusser pursuant to that certain letter agreement dated July 21, 1997, as amended, a true, complete and correct copy of which has been furnished to the Company.

                  4.22 COMPLIANCE WITH LAWS. Parent has been and is in compliance with all applicable laws, regulations, ordinances and administrative orders of any jurisdiction to which its businesses or its use or occupancy of properties or any part thereof are subject except where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on the business, results of operation, working capital, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its subsidiaries taken as a whole. Except as set forth in the Parent SEC Reports, there is no pending material suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry, nor, to the best of Parent's knowledge, (i) are any such proceedings, investigations or inquiries, threatened or contemplated nor (ii) are there any unasserted claims (whether or not the potential claimant may be aware of the claim) of any nature that might be asserted against Parent, which pending, threatened, contemplated or unasserted matter are reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, results of operations, working capital, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its subsidiaries taken as a whole. Parent is not subject to any judgment, decree, injunction, or order of any court or any governmental restriction applicable to Parent which is reasonably likely (i) to have a material adverse effect on the business, results of operations, working capital, assets, liabilities, condition (financial or otherwise) or pros pects of Parent and its subsidiaries taken as a whole or (ii) to cause limitation on the Surviving Corporation's ability to operate the business of the Company after the Closing.

                  4.23 ACCURACY OF INFORMATION FURNISHED. No representation or warranty in this Agreement made by Parent nor any information relating to Parent or its subsidiaries which has been delivered by Parent to the Company contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.

                                    ARTICLE 5

                       COVENANTS OF THE COMPANY AND PARENT

                  5.1 NOTICE OF ANY MATERIAL CHANGE. Each of the Company and Parent shall, promptly after the first notice or occurrence thereof but not later than the Closing Date, advise the other in writing of any event or the existence of any state of facts that:

                      (a) would make any of its representations and warranties in this Agreement untrue in any material respect as if such representation and warranty had been made at and as of such intervening date; or

                      (b) would otherwise constitute, individually or in the aggregate, a material adverse change in the business, results of operation, working capital, assets, liabilities or condition (financial or otherwise) or prospects of Parent or the Company.

                  5.2 COOPERATION. Each of the parties hereto shall, and shall cause each of its Affiliates to, use its best efforts to:

                      (a) proceed promptly to make or give the necessary applications, notices, requests and filings in order to obtain at the earliest practicable date and, in any event, before the Closing Date, the approvals, authorizations and consents necessary to consummate the transactions contemplated by this Agreement;

                      (b) cooperate with and keep the others informed of any matter which may result in a failure by such party to fulfill any covenant of such party or which may provide the other party with a right to terminate this Agreement; and

                      (c) take such actions as the other may reasonably request to consummate the transactions contemplated by this Agreement and use its best efforts and diligently attempt to satisfy, to the extent within its control, all conditions precedent to the obligations to close this Agreement.

                  5.3 PUBLIC DISCLOSURE. Subject to their respective legal obligations, neither the Company nor Parent shall issue any press release or otherwise publicize the transactions contemplated herein without the consent or approval of the other; provided, however, the parties hereto consent to the issuance of the press release which the parties have simultaneously herewith approved, and providing copies hereof to any governmental agency which legal counsel to a party may advise such party may be required and providing additional information, limited in scope to the discussion contained in the press release, in response to unsolicited questions resulting from such press release or reports.

                  5.4 SUBMISSION TO PARENT SHAREHOLDERS. The Parent shall call a meeting of its shareholders as soon as practicable following the execution and delivery of this Agreement for the purpose of obtaining the approval of the requisite number of its shareholders respecting (i) the Merger and the other transactions contemplated by this Agreement and the other Merger Documents (ii) issuance of the ISOs provided for in Section 2.3 hereof, and (iii) the amendment and restatement of the Certificate of Incorporation of Parent (the "Parent Shareholder Approval"). The Parent Corporation, through its Board of Directors, shall recommend such approval to its shareholders in accordance with applicable laws, unless the Board of Directors in good faith believes its fiduciary duty requires otherwise.

                  5.5      PROXY STATEMENT.

                      (a) Parent shall promptly file a proxy statement (which proxy statement, together with any and all amendments and supplements thereto and all information incorporated by reference therein, is referred to herein as the "Proxy Statement"), under and pursuant to the provisions of the Securities Act. Parent agrees to use its best efforts to respond to the comments of the SEC, and Parent shall promptly mail the Proxy Statement to its shareholders.

                      (b) The Company agrees to provide as promptly as practicable to Parent such information concerning its business and financial statements and affairs as, in the reasonable judgment of Parent, may be required or appropriate for inclusion in the Proxy Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Parent's counsel and auditors in the preparation of the Proxy Statement.

                      (c) The Company represents, warrants and covenants to Parent that none of the information supplied by it for inclusion or incorporation by reference, and Parent and Sub sidiary represent, warrant and covenant to the Company that none of the information supplied by them for inclusion or incorporation by reference, in the Proxy Statement, will, at the date mailed to shareholders of Parent and at the time of the meeting of shareholders of Parent to be held to approve this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 6

               COVENANTS OF THE COMPANY AND AGREEMENT SHAREHOLDERS

                  6.1 ACCESS. During the period until the Effective Date, the Company shall afford to Parent and Parent's officers, employees, accountants, counsel, and other authorized representatives, full access during regular business hours to the assets, properties, books, Contracts, commitments and records of the Company and will furnish or use its best efforts to cause its representatives to furnish promptly to Parent such additional financial and operating data and other documents and information (certified if requested and reasonably susceptible to certification) relating to its business and properties as Parent or its representatives may from time to time reasonably request. No investigation pursuant to this Section
6.1 shall effect, add to or subtract from any representation or warranty contained in this Agreement, any condition to the obligations of the parties hereto to consummate the Merger, nor the right of the Parent to indemnification pursuant to Section 8.2 hereunder.

                  6.2 CONDUCT OF BUSINESS PRIOR TO CLOSING DATE. During the period until the Closing Date, the Company shall (unless otherwise consented to in writing by Parent) conduct its operations in the ordinary and usual course of business consistent with past and current practices, and shall use its best efforts to maintain and preserve intact its business organization and goodwill, to retain the services of its key officers and employees, and to maintain satisfactory relationships with its customers, suppliers and others having business relationships with it. Without limiting the foregoing, the Company without the prior approval of Parent:

                      (a) shall not incur additional obligations, or prepay any obligations, for borrowed money, encumber assets, purchase or sell any assets outside the ordinary course of business, commit to material capital expenditures or increase or authorize an increase in employee compensations or benefits (except that the Company (i) may reasonably borrow under its $2,250,000 existing line of credit commitment, and (ii) may borrow from an institution on terms reasonably satisfactory to Parent, an amount sufficient to pay bonuses to the Agreement Shareholders and the distribution to the Agreement Shareholders pursuant to Section 6.2 (e) (ii) of this Agreement, in an aggregate amount equal to the Company's earnings and profits for the period January 1, 1998 to and including the Closing Date);

                      (b) shall confer, from time to time, with one or more representatives of Parent as reasonably requested to report material operational matters and the general status of ongoing operations;

                      (c) shall notify Parent of any emergency or other change in the normal course of the Company business and of any governmental complaints, investigations, hearings or inquiries (or communications indicating that the same may be contemplated) including, without limitation, complaints, investigations, hearings or inquiries relating to any Governmental Permits held by the Company or which could result from the consummation of the transaction contemplated hereby;

                      (d) shall not issue or sell any shares of the capital stock of the Company or issue, sell or grant options, warrants or rights to purchase or subscribe to any of the capital stock of the Company or rights or obligations convertible into or exchangeable for any shares of the capital stock of the Company, or make any changes (by stock dividend, split-up, combination, recapitalization, reclassification, reorganization or otherwise) in the capital structure of the Company;

                      (e) shall not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of the Company, provided, however that the Company may pay to the Agreement Shareholders, an amount equal to the sum of (i) the Company's Accumulated Adjustments Account and (ii) the Company's earnings and profits from January 1, 1998, to and including the Closing Date, and the Company shall not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of the Company or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of the Company;

                      (f) shall not settle, compromise or discharge any lawsuit, claim or proceeding where the proposed settlement amount for all such settlements, compromises and discharges would exceed $25,000;

                      (g) shall not intentionally take any action that, and shall not intentionally fail to take any action the failure to take which, would cause or permit any of its representations and warranties contained in this Agreement to be untrue in any material respect at the Closing; or

                      (h) shall not enter into any agreement, understanding, arrangement or letter of intent (whether or not binding in whole or in part) to do any of the things which it has covenanted not to do without the prior approval of the Parent.

                  6.3 SHAREHOLDER APPROVAL. The Agreement Shareholders agree to vote or cause to be voted, at a meeting of the Company's shareholders to be called and held as soon as practicable, all shares of Company Common Stock over which they have, directly or indirectly, voting control, in favor of the approval of this Agreement and all transactions contemplated hereby.

                  6.4 NO SOLICITATIONS. From May 12, 1998 until the Effective Date or, if earlier, the date this Agreement is terminated or abandoned as provided in Section 10.1, neither the Company nor any Agreement Shareholder shall (nor did they) directly or indirectly (i) solicit or initiate any discussion with or (ii) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than Parent, an Affiliate of Parent or their authorized representatives) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (the "Acquisition Proposal") involving the Company, and the Company and the Agreement Shareholders will instruct their officers, directors, advisors and financial and legal representatives and consultants (collectively, the "Representatives") not to take any action contrary to the foregoing provisions of this sentence; provided, however, that the Company and its Representatives shall not be prohibited from taking any action described in clause (ii) above to the extent such action is taken by, or upon the authority of, the Board of Directors of the Company in the exercise of the Board's good faith judgment as to its fiduciary duties to the shareholders of the Company, which judgment is based upon the written advice of independent, outside legal counsel that a failure of the Board of Directors of the Company to take such action would be likely to constitute a breach of its fiduciary duties to such shareholders. The Company will notify Parent promptly in writing if the Company becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, the Company with respect to an Acquisition Proposal. Each time, if any, that the Board of Directors of the Company determines, upon written advice of such legal counsel and in the exercise of its good faith judgment as to its fiduciary duties to shareholders, that it must enter into negotiations with or furnish any information that is not publicly available to, any corporation, part nership, person or other entity or group (other than Parent, an Affiliate of Parent or their representatives) concerning any Acquisition Proposal, the Company will give Parent prompt notice of such determination (which shall include a copy of the written advice of such legal counsel).

                  6.5 BEST EFFORTS. The Company shall use its best efforts to cause all of the conditions precedent set forth in Sections 9.1 and 9.3 hereof to be fulfilled.

                                    ARTICLE 7

                               COVENANTS OF PARENT

                  7.1 ACCESS. During the period until the Effective Date, Parent shall afford to the Company and the Company's officers, employees, accountants, counsel, and other authorized representatives, full access during regular business hours to the assets, properties, books, Contracts, commitments and records of Parent and will furnish or use its best efforts to cause its representatives to furnish promptly to the Company such additional financial and operating data and other documents and information (certified if requested and reasonably susceptible to certification) relating to its business and properties as the Company or its representatives may from time to time reasonably request. No investigation pursuant to this Section 6.1 shall effect, add to or subtract from any representation or warranty contained in this Agreement, any condition to the obligations of the parties hereto to consummate the Merger, nor the right of the Company to indemnification pursuant to Section 8.2 hereunder.

                  7.2 CONDUCT OF BUSINESS PRIOR TO CLOSING DATE. During the period until the Closing Date, Parent shall (unless otherwise consented to in writing by the Company) conduct its operations in the ordinary and usual course of business consistent with past and current practices, and shall use its best efforts to maintain and preserve intact its business organization and goodwill, to retain the services of its key officers and employees, and to maintain satisfactory relationships with its customers, suppliers and others having business relationships with it. Without limiting the foregoing, Parent without the prior approval of the Company:

                      (a) shall not incur additional obligations, or prepay any obligations, for borrowed money, encumber assets, purchase or sell any assets outside the ordinary course of business, commit to material capital expenditures or increase or authorize an increase in employee compensation or benefits;

                      (b) shall confer, from time to time, with one or more representatives of the Company as reasonably requested to report material operational matters and the general status of ongoing operations;

                      (c) shall notify the Company of any emergency or other change in the normal course of the Company business and of any governmental complaints, investigations, hearings or inquiries (or communications indicating that the same may be contemplated) including, without limitation, complaints, investigations, hearings or inquiries relating to any Governmental Permits held by Parent or which could result from the consummation of the transaction contemplated hereby;

                      (d) shall not issue or sell any shares of the capital stock of Parent or issue, sell or grant options, warrants or rights to purchase or subscribe to any of the capital stock of Parent or rights or obligations convertible into or exchangeable for any shares of the capital stock of Parent, or make any changes (by stock dividend, split-up, combination, recapitalization, reclassification, reorganization or otherwise) in the capital structure of Parent;

                      (e) shall not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Parent, and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of Parent or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Parent;

                      (f) shall not settle, compromise or discharge any lawsuit, claim or proceeding where the proposed settlement amount for all such settlements, compromises and discharges would exceed $25,000;

                      (g) shall not intentionally take any action that, and shall not intentionally fail to take any action the failure to take which, would cause or permit any of its representations and warranties contained in this Agreement to be untrue in any material respect at the Closing; or

                      (h) shall not enter into any agreement, understanding, arrangement or letter of intent (whether or not binding in whole or in part) to do any of the things which it has covenanted not to do without the prior approval of the Company.

                  7.3 NO SOLICITATIONS. From May 12, 1998 until the Effective Date or, if earlier, the date this Agreement is terminated or abandoned as provided in Section 10.1, Parent shall not (nor did it) directly or indirectly
(i) solicit or initiate any discussion with or (ii) enter into negotiations or agreements with, or furnish any information that is not publicly available to, any corporation, partnership, person or other entity or group (other than the Company, an Affiliate of the Company or their authorized representatives) concerning any Acquisition Proposal involving Parent, and Parent will instruct its Representatives not to take any action contrary to the foregoing provisions of this sentence; provided, however, that Parent and its Representatives shall not be prohibited from taking any action described in clause (ii) above to the extent such action is taken by, or upon the authority of, the Board of Directors of Parent in the exercise of the Board's good faith judgment as to its fiduciary duties to the shareholders of the Company, which judgment is based upon the written advice of independent, outside legal counsel that a failure of the Board of Directors of Parent to take such action would be likely to constitute a breach of its fiduciary duties to such shareholders. Parent will notify the Company promptly in writing if Parent becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, Parent with respect to an Acquisition Proposal. Each time, if any, that the Board of Directors of Parent determines, upon written advice of such legal counsel and in the exercise of its good faith judgment as to its fiduciary duties to shareholders, that it must enter into negotiations with or furnish any information that is not publicly available to, any corporation, partnership, person or other entity or group (other than Parent, an Affiliate of the Company or their Representatives) concerning any Acquisition Proposal, Parent will give the Company prompt notice of such determination (which shall include a copy of the written advice of such legal counsel).

                  7.4 TAX CERTIFICATIONS. For purposes of ensuring that the Merger will be treated as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, each of Parent and Subsidiary have delivered to Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., counsel to the Company, a letter in the form heretofore approved by the parties.

                  7.5 BEST EFFORTS. Parent and Subsidiary shall use their best efforts to cause all of the conditions precedent in Sections 9.1 (subject in the case of Section 9.1(a) to the judgment of its Board of Directors) and 9.2 hereof to be fulfilled.

                                    ARTICLE 8

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY

                  8.1 SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement, or in any document delivered pursuant to the provisions of, or in connection with, this Agreement shall not survive the making of this Agreement and any examination made by or on behalf of the parties hereto, the Closing and the Merger; provided, however, that the representations, warranties, covenants and agreements respecting Taxes, contained in Section 3.10 of this Agreement, shall continue to survive until three months subsequent to the date on which all taxable periods of the Company prior to the Effective Date shall be closed to any further assessment of Taxes by the expiration of the applicable statutes of limitations, after giving effect to any extensions thereof by waiver or otherwise. Notwithstanding the foregoing, any claim respecting Taxes made by an Indemnified Party (as defined in Section 8.2) under the provisions of Section 8.2 within the period described above, shall be considered to be timely made even if such claim is not resolved until after the expiration of the aforesaid period.

                  8.2      INDEMNIFICATION.

                      (a) The Agreement Shareholders hereby agree to indemnify and hold Parent, the Surviving Corporation and their affiliates (collectively, the "Indemnified Parties") harmless from and against the full amount of any loss, claim, damage, liability, cost or expense (including attorneys' fees), judgments, fines and amounts paid in settlement of any claim, action, suit, proceeding or investigation, resulting to the Indemnified Parties (collectively, a "Loss"), either directly or indirectly, from any breach of or inaccuracy in the surviving representations, warranties covenants and agreements respecting Taxes, made by the Company or the Agreement Shareholders in Section 3.10 of this Agreement, or in any certificate or document delivered by or on behalf of the Company or the Agreement Shareholders pursuant to any of the provisions of, or in connection with Section 3.10 of this Agreement. If it is determined that, as a matter of public policy, the indemnification provided for in this Section 8.2 is unavailable to an Indemnified Party as contemplated, then, to the extent not determined to be prohibited by public policy, the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the indemnifying party from the transactions contemplated by this Agreement, but also the relative fault of the Indemnified Party and the indemnifying party, as well as any other relevant equitable considerations.

                      (b) No Agreement Shareholder shall be entitled to assert, and no Agreement Shareholder shall assert, any right to subrogation, contribution or reimbursement against Parent, the Surviving Corporation or any shareholder of the Company, the Surviving Corporation or Parent with respect to any amounts paid or payable by such Agreement Shareholder under this Section 8.2.

                                    ARTICLE 9

                              CONDITIONS PRECEDENT

                  9.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. Except as may be waived by both the Company and Parent, the respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

                      (a) CORPORATE APPROVALS. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of Parent.

                      (b) LITIGATION; ILLEGALITY. No action or proceeding before any court or administrative agency, by any government agency or any other person shall have been instituted or threatened challenging or otherwise relating to the Merger, or which otherwise would, if adversely determined, materially and adversely affect Parent or the Company. No action, statute, rule or regulation shall have been proposed or enacted by any state, Federal or foreign government or governmental agency which would render the parties unable to consummate the Merger or make the Merger illegal or prohibit, restrict or delay consummation of the Merger.

                      (c) GOVERNMENTAL CONSENTS. Other than the filing of Articles of Merger, as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by any governmental authority, the failure to obtain which would have a material adverse effect on Parent and its subsidiaries, including the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained.

                  9.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. Except as may be waived by the Company, the obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

                      (a) COMPLIANCE WITH COVENANTS AND CONDITIONS. Parent shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by Parent on or before the Closing Date.

                      (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Parent in Sections 4.1, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10 and (except for changes contemplated in this Agreement which pertain to Section 4.2) 4.11 of this Agreement and in all certificates and other documents delivered by Parent to the Company pursuant hereto or in connection with the transactions contemplated hereby shall have been true and correct as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                      (c) TAX OPINION. The Company shall have received the opinion of Greenberg Traurig Hoffman Lipoff Rosen and Quentel, P.A., counsel to the Company, dated as of the Closing Date, substantially to the effect that, on the basis of facts and representations set forth in such opinion consistent with the state of facts existing at the Effective Date, for federal income tax purposes that (i) the Merger constitutes a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by the Company's shareholders as a result of the Merger; (iii) the tax basis of the Parent Common Stock to be received by the shareholders of the Company will be equal to the tax basis of their Company Common Stock and (assuming that the shareholder holds the Company Common Stock as a capital asset at the Effective Date) the holding period of their Parent Common Stock will include the holding period of the Company Common Stock; and (iv) the Company will not recognize gain or loss as a result of the Merger.

                      (d) OPINION. The Company shall have received an opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to Parent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company and its counsel, as to the matters specified in Section 4.1, the last sentence of
Section 4.2(a) and Section 4.3.

                      (e) MATERIAL ADVERSE CHANGES. Subsequent to March 31, 1998, there shall have occurred no material adverse change in the business, results of operations or prospects, of Parent.

                      (f) CERTIFICATES. The Company shall have received a certificate or certificates, executed on behalf of Parent by an executive officer of Parent, to the effect that the conditions contained in Sections 9.2(a), (b) and (d) have been satisfied.

                      (g) OTHER. The Company shall have received such other instruments, documents and certificates, if any, which are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested.

                  9.3 CONDITIONS TO OBLIGATIONS OF PARENT. Except as may be waived by Parent, the obligations of Parent to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

                      (a) COMPLIANCE WITH COVENANTS AND CONDITIONS. The Company and the Agreement Shareholders shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by them on or before the Closing Date.

                      (b) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by the Company in this Agreement, the Company Disclosure Schedule and in all certificates and other documents delivered by the Company pursuant hereto or in connection with the transactions contemplated hereby shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                      (c) OPINION. Parent shall have received (i) an opinion of Greenberg Traurig Hoffman Lipoff Rosen and Quentel, P.A., counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent and its counsel, as to the matters specified in Section 3.1, the last sentence of Section 3.2(a), and Section 3.3.

                      (d) MATERIAL ADVERSE CHANGES. Since December 31, 1997 there shall have occurred no material adverse change in the business, results of operations, customer or employee relations, working capital, assets, condition (financial or otherwise) or prospects of the Company, other than as set forth in
Schedule 3.9.

                      (e) WAREHOUSE AND OFFICE LEASE. The Company shall have obtained the written consent of William K. Steiner to the assignment to the Surviving Corporation of the October 6, 1995 lease between William K. Steiner and the Company covering 290 N.E. 68 Street, 297 N.E. 67 Street, and 277 N.E. 67 Street, Miami, Florida 33138 (the "Premises"), which written consent shall contain an absolute and unconditional indemnification and hold harmless of the Parent, the Company, the Surviving Corporation and their affiliates from and against the full amount of any loss, claim, damage, liability, cost or expense (including attorneys' fees), judgments, fines and amounts paid in settlement of any claim, action, suit, proceeding or investigation relating to any alleged violations of Environmental Law with respect to any actual or alleged environmental contamination or the release of any hazardous substances at or on the Premises.

                      (f) WEISSCO. The Company shall have entered into an agreement, on terms reasonably satisfactory to Parent, with Weissco Development Inc. ("Weissco") and the Agreement Shareholders, pursuant to which, among other things, Weissco agrees to pay 100% of its pre-tax profits to the Surviving Corporation as a management fee.

                      (g) AEROTECH. The Company shall have acquired from Aero-Tech USA, Inc. all of its right, title and interest in and to the name "Aerotech".

                      (h) CERTIFICATES. Parent shall have received a certificate or certificates, executed on behalf of the Company, to the effect that the conditions in Sections 9.3(a), (b), (d), (e), (f) and (g) have been satisfied.

                      (i) OTHER. Parent shall have received such other instruments, documents, and certificates, if any, which are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested.

                                   ARTICLE 10

                               REGISTRATION RIGHTS

                  The Agreement Shareholders and any Holder (as defined herein) shall have the following registration rights with respect to the Parent Common Stock issued to them hereunder (the "Registrable Securities"):

                  10.1 DEMAND REGISTRATION FOR REGISTRABLE SECURITIES: FILING OF REGISTRATION STATEMENT. Parent, at its own expense, will prepare and file, as promptly as practicable after receipt of a written request from the Holder(s) of at least fifty (50%) percent of the Registrable Securities, a registration statement on such appropriate form of the Securities and Exchange Commission (the "Commission") as shall be selected by Parent to effect the registration of such number of Registrable Securities specified in such request for resale from time to time by such Holder(s) thereof (the "Registration Statement") and shall undertake to cause such Registration Statement to become effective and remain effective so as to cause such Registrable Securities to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests until such time as such Registrable Securities may be resold pursuant to Rule 144, as promulgated under the Securities Act. For purposes of this Article, a person is deemed to be a "Holder" of Registrable Securities whenever such person is the record owner of such stock.

                  10.2 PIGGYBACK REGISTRATIONS. If, at any time, Parent proposes or is required to register any of its Common Stock under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation, or (ii) a demand registration under Section 10.1) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, Parent shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), Parent shall use its best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the Common Stock which Parent at the time proposes to register) to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. No registration effected under this Section 10.2 shall relieve Parent of its obligations to effect demand registration. If, at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, Parent shall determine for any reason not to register or to delay registration of such Common Stock, Parent may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 10.1, and (ii) in the case of a determination to delay such registration of its Common Stock, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 10.2 by giving written notice to Parent of its request to withdraw; provided, however that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and
(ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

                  10.3 EXPENSES OF REGISTRATION. Parent shall pay all expenses in connection with the registration, qualification and/or exemption of the Registrable Securities, including any SEC and state securities or "blue-sky" laws registration and filing fees, printing expenses, fees and disbursements of Parent's counsel and accountants, transfer agent's and registrar's fees, fees and disbursements of experts used by Parent in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Parent shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Registrable Securities.

                  10.4 FURNISHING OF DOCUMENTS. Parent shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holder may reasonably request in order to facilitate the offering of the Registrable Securities.

                  10.5 AMENDMENTS AND SUPPLEMENTS. Parent shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, Parent advises the Holders that Parent considers it appropriate that the Registration Statement (and all other registration statements of Parent then effective and outstanding) be amended, the Holders shall suspend any further sales of the Registrable Securities until Parent advises the Holders that the Registration Statement has been amended, which amendment shall be made promptly.

                  10.6 DURATION. Parent shall maintain the effectiveness of the Registration Statement until such time as Parent reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Registrable Securities then owned by the Holders, without the need for continued registration of the Registrable Securities, in the three month period immediately following the termination of the effectiveness of the Registration Statement.

                  10.7 FURTHER INFORMATION. If Registrable Securities owned by a Holder is included in any registration, such Holder shall furnish Parent such information regarding itself as Parent may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  10.8     INDEMNIFICATION

        (a) Parent will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Parent will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and strict conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

                      (b) Each of the Holders, jointly and severally, will indemnify and hold harmless Parent and each person, if any, who controls Parent within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Parent or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

                      (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving the subject matter of paragraph (a) or (b) of this Section 10.8, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the, right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless: (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement or the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding anything to the contrary set forth in this Article 10, no indemnifying party shall have the right to settle or compromise any action for which it has assumed the defense without the express written consent of the indemnified party.

                      (d) In the event any of the Registrable Securities are sold by any Holder or Holders in an underwritten public offering consented to by Parent, Parent shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Parent shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of
Section 10.8(a).

                                   ARTICLE 11

                                  MISCELLANEOUS

                  11.1     TERMINATION.

                      (a) This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

                                    (i)  by mutual consent of the Company and
                           Parent;

                                    (ii) by the Company or Parent if either
                           receive an Acquisition Proposal under circumstances that do not violate the respective obligations under Sections 6.4 or 7.3 hereof;

                                    (iii) by the Company or Parent, if the other
                           party receives an Acquisition Proposal under circumstances that violate that party's obligations under Sections 6.4 or 7.3 hereof;

                                    (iv) by Parent if there has been a material
                           misrepresentation or breach of warranty in the representations and warranties of the Company set forth herein, or if there has been any material failure on the part of the Company to comply with its obligations hereunder which failure, if capable of cure, is not cured within thirty (30) days after the giving of written notice thereof to the Company by Parent;

                                    (v) by the Company if there has been a
                           material misrepresentation or breach of warranty in the representations and warranties of Parent set forth herein, or if there has been any material failure on the part of Parent to comply with its obligations hereunder which failure, if capa ble of cure, is not cured within thirty (30) days after the giving of written notice thereof to Parent by the Company; or

                                    (vi) by either Parent or the Company if the
                           transactions contemplated by this Agreement have not been consummated by December 31, 1998, unless such failure of consummation is due to the failure of the terminating party to perform or observe any covenant, agreement or condition hereof to be performed or observed by it at or before the Closing Date.


                      (b) In the event of the termination of this Agreement pursuant to Section 11.1(a) hereof, this Agreement, except for the provisions of
Section 11.2 of this Agreement, shall forthwith become void and have no effect, without any liability on the part of any party or its Affiliates, directors, officers or shareholders; provided, however, that nothing in this Section 11.1 or in Section 11.2 shall relieve any party to this Agreement of liability for breach of this Agreement (it being understood that termination pursuant to Section 11.1(a)(i), (ii) or (vi) other than as a result of a party's failure to perform or observe a covenant, agreement or condition shall not be deemed to be a breach of this Agreement).

                  11.2 EXPENSES. If the transactions contemplated by this Agreement are not consummated, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                  11.3 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement, the Disclosure Schedule and any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

                  11.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all such counterparts together shall constitute only one original.

                  11.5 NOTICES. Any notices, requests, demands or other communications required or permitted hereunder shall be in writing and shall be
(i) hand delivered, (ii) sent by Federal Express, Express Mail or similar overnight delivery service, (iii) sent by certified or registered mail, return receipt requested or (iv) sent by telecopy, in any case addressed as follows (or to such other address as a party shall have designated by notice given to the other party pursuant hereto), and shall be deemed given (i) when delivered if hand delivered, (ii) the next business day after sent if given by Federal Express, Express Mail or other overnight delivery service, (iii) the date received if sent by certified or registered mail, return receipt requested or
(iv) the date transmitted if telecopied (such date to be confirmed by printed confirmation produced by the trans mitting telecopier which shall specify the date and time of such or transmission and that such transmission has been made without error):

                           (i)      If to the Company:

                                    Steiner-Atlantic Corp.
                                    290 N.E. 68 Street
                                    Miami, Florida 33138
                                    Attention: Michael S. Steiner, President
                                    Telecopier: (305) 751-4903

                           with a copy (which shall not constitute notice) to:

                                    Greenberg Traurig Hoffman
                                    Lipoff Rosen & Quentel, P.A.
                                    1221 Brickell Avenue
                                    Miami, Florida 33131
                                    Attention: Harold E. Berritt
                                    Telecopier:  (305) 579-0717

                           (ii)     if to any Agreement Shareholder:

                                    Steiner-Atlantic Corp.
                                    290 N.E. 68 Street
                                    Miami, Florida 33138
                                    Attention: Michael S. Steiner, President
                                    Telecopier: (305) 751-4903


                           with a copy (which shall not constitute notice) to:

                                    Greenberg Traurig Hoffman
                                    Lipoff Rosen & Quentel, P.A.
                                    1221 Brickell Avenue
                                    Miami, Florida 33131
                                    Attention: Harold E. Berritt
                                    Telecopier:  (305) 579-0717

                           (iii) if to Parent:

                                    Metro-Tel Corp.
                                    250 South Milpitas Boulevard
                                    Milpitas, California 95033
                                    Attention: Venerando J. Indelicato
                                    Telecopier: (813) 814-0822

                           with a copy (which shall not constitute notice) to:

                                    Parker Chapin Flattau & Klimpl, LLP
                                    1211 Avenue of the Americas
                                    New York, New York  10036
                                    Attention: Lloyd Frank
                                    Telecopier: (212) 704-6288

                  11.6 SUCCESSORS AND ASSIGNS. This Agreement and the rights, interests and obligations hereunder shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  11.7 GOVERNING LAW. Except in instances where the laws of another jurisdiction mandatorily govern, this Agreement shall be construed and enforced in accordance with the laws of the State of Florida, without regard to choice of law provisions.

                  11.8 WAIVER AND OTHER ACTION. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may be amended, modified or supplemented, either prior to or after approval of this

Agreement by shareholders of the Company, only by a written instrument executed by the party against which enforcement of the amendment, modification or supplement is sought.

                  11.9 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and, in lieu of such illegal, invalid, or unenforceable provision, there shall be added, automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                  11.10 SECTION HEADINGS. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement.

                  11.12 CONSTRUCTION. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, clause or other subdivision of this Agreement. For purposes of determining when a corporate entity shall have "knowledge" of a particular fact or other matter, the knowledge of any person who is presently serving as a director or officer of such corporate entity shall be attributable to the corporate entity.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

METRO-TEL CORP.                         STEINER-ATLANTIC CORP.


By:   /S/ Venerando J. Indelicato       By:  /S/ Michael S. Steiner
      ----------------------------          ----------------------------------
          Venerando J. Indelica                  Michael S. Steiner, President
          President

METRO-TEL ACQUISITION CORP.
                                            /S/ William Steiner
                                            ---------------------------------
                                                William Steiner

By:   /S/ Venerando J. Indelicato          /S/ Michael S. Steiner
      ---------------------------          ----------------------------------
      Venerando J. Indelicato                  Michael S. Steiner
      President

                                                                     APPENDIX I

                               ARTICLES OF MERGER
                                       OF
                           METRO-TEL ACQUISITION CORP.
                                      INTO
                             STEINER-ATLANTIC CORP.


To the Secretary of State
State of Florida

Pursuant to the provisions of the Florida Business Corporation Act, the domestic corporations herein named do hereby adopt the following articles of merger.

                  (a) Annexed hereto and made a part hereof is the Amended and Restated Plan of Merger for merging Metro-Tel Acquisition Corp. with and into Steiner-Atlantic Corp. as approved and adopted by written consent of the sole shareholder of Metro-Tel Acquisition Corp. on , 1998, in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act, and approved and adopted at a meeting by the shareholders of Steiner-Atlantic Corp., on , 1998 pursuant to the provisions of Section 607.1103 of the Florida Business Corporation Act.

                  (b) Steiner-Atlantic Corp., will continue its existence as the surviving corporation under its present name pursuant to the provisions of the Florida Business Corporation Act.

Executed on         , 1998

                                                     METRO-TEL ACQUISITION CORP.


                                       By:
                                      Name:
                                     Title:

                                                     STEINER-ATLANTIC CORP.

                                       By:
                                      Name:
                                      Title


                                      -A1-

         AMENDED AND RESTATED PLAN OF MERGER (the "Plan of Merger") adopted by Metro-Tel Acquisition Corp., a business corporation organized under the laws of the State of Florida, by resolution of its Board of Directors on _____ , 1998 and adopted by Steiner-Atlantic Corp., a business corporation organized under the laws of the State of Florida, by resolution of its Board of Directors on _____, 1998.

         1 The names of the corporations planning to merge are Metro-Tel Acquisition Corp., a business corporation organized under the laws of the State of Florida, and Steiner-Atlantic Corp., a business corporation organized under the laws of the State of Florida. The name of the surviving corporation into which Metro-Tel Acquisition Corp. plans to merge is Steiner-Atlantic Corp.

         2 Metro-Tel Acquisition Corp. and Steiner-Atlantic Corp. shall, pursuant to the provisions of the Florida Business Corporation Act, be merged with and into Steiner-Atlantic Corp., which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provision of the Florida Business Corporation Act. The separate existence of Metro-Tel Acquisition Corp., which is sometimes hereinafter referred to as the "non-surviving corporation", shall cease at the effective time and date of the merger in accordance with the provisions of the Florida Business Corporation Act.

         3 The Articles of Incorporation, as amended to date, of the surviving corporation at the effective time and date of the merger shall be the Articles of Incorporation of said surviving corporation and said Articles of Incorporation shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the Florida Business Cor poration Act.

         4 The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Florida Business Corporation Act.

         5 As of the effective time and date of the merger and without any action on the part of any holder thereof:

                  (i) Each share of common stock, $.001 par value, of Steiner-Atlantic Corp. ("Company Common Stock") issued and outstanding immediately prior to the effective time and date of the merger shall be converted into 13.90561 shares of common stock, $.025 par value, of Metro-Tel Corp. ("Parent Common Stock"), the sole shareholder of Metro-Tel Acquisition Corp.

                  (ii) Each share of Company Common Stock issued and held immediately prior to the effective time and date of the merger in the treasury of Steiner-Atlantic Corp. shall be canceled and retired without payment of any consideration therefor and shall cease to exist.


                                      -A2-

                  (iii) Each share of common stock, $.001 par value, of Metro-Tel Acquisition Corp., issued outstanding immediately prior to the effective time and date of the merger shall be converted into one share of common stock, $.001 par value, of the surviving corporation.

         6 The Plan of Merger herein made and approved shall be submitted to the shareholders of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Florida Business Corporation Act.

         7 In the event that the Plan of Merger shall have been approved by the Board of Directors of Metro-Tel Corp., the shareholder of the non-surviving corporation entitled to vote thereon and by the shareholders entitled to vote of the surviving corporation entitled to vote thereon in the manner prescribed by the provisions of the Florida Business Corporation Act, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Florida, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

         8 The Board of Directors and the proper officers of the non-surviving corporation and the Board of Directors and the proper officers of the surviving corporation, respectively, are hereby authorized and empowered to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.




                                      -A3-